                                                                                              Exhibit 99.2

Extreme Networks Announces $60 Million Share Repurchase Program

San Jose, Calif. — November 2, 2018 – Extreme Networks, Inc (Nasdaq: EXTR), a software-driven networking company, today announced that its Board of Directors authorized the Company to repurchase up to $60 million of its common stock over the next two years. Purchases may be made from time-to-time in the open market, in privately negotiated transactions or otherwise. Any shares acquired will be available for general corporate purposes.  The repurchase will be funded using the Company’s working capital. As of September 30, 2018, Extreme Networks had 118.3 million shares of common stock outstanding.

"After completing two acquisitions in the span of a year and investing in integrating these assets, we recently paid down a portion of our debt and now expect to generate strong cash flow.” said Ed Meyercord, Extreme’s President and CEO.  “We started off fiscal year 2019 with strong cash collections. Combined with the strength of our existing balance sheet, and our Board’s commitment to fiscal responsibility, this stock buyback program will help us improve shareholder value and minimize dilution from our equity programs," added Meyercord.

The manner, timing and amount of any purchases will be determined by the Company's management based on their evaluation of market conditions, stock price, Extreme’s ongoing determination that it is the best use of available cash and other factors. The repurchase program does not obligate Extreme to acquire any common stock, may be suspended or terminated at any time without prior notice and will be subject to regulatory considerations.

Forward-Looking Statements

Statements in this press release regarding the company's cash flow and its intention to repurchase shares of its common stock from time to time under the stock repurchase program are forward-looking statements that are subject to risks and uncertainties. There are several important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the market price of the company's stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company's cash flows from operations, general economic conditions, and other factors discussed under Item 1A. "Risk Factors," in the company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other reports filed with the SEC. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the company’s financial condition and results of operations could be materially adversely affected.

About Extreme Networks
Extreme Networks, Inc. (EXTR) delivers software-driven solutions from the enterprise edge to the cloud that are agile, adaptive, and secure to enable digital transformation. Our 100% in-sourced services and support are number one in the industry. Even with 30,000 customers globally, including half of the Fortune 50 and some of the world's leading names in business, hospitality, retail, transportation and logistics, education, government, healthcare and manufacturing, we remain nimble and responsive to ensure customer and partner success. We call this Customer-Driven Networking™. Founded in 1996,

Extreme is headquartered in San Jose, California. For more information, visit Extreme's website or call 1-888-257-3000.

Extreme Networks, and the Extreme Networks logo are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries. Other trademarks are the property of their respective owners.

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Investor Relations Contacts:

Stan Kovler

Executive Director, Investor Relations and Strategic Development

Extreme Networks

919-595-4196

skovler@extremenetworks.com

Jean Marie Young

The Piacente Group, Inc.

212-481-2050 ext. 402

extreme@tpg-ir.com